Exhibit 4.2

Csah0042sisbiwcqbuococoicocoia5953141 c8888889133 jt this certified that specimen certs is the registered holder of cusip 138035100 isinca1380351009 see reverse for certain definmons shares 1 1 1 1 ll3803510001001239zqc 9zq p reo i nou lll80351000100l:ij9zqcanopy crowth corporj\tiono no 1138 oj 510 0 0 100 1239 zqcji.nopy crownt cor porjtiononolll 803 0 0 0 100 1239zqcanopycrowtll corporationono n 1138035100 010 0 123.j z qcanopycrowth cor iorationon ; u 113 b oj 510 0 0 1001239 z:qcanopy cro cor porationononutll qoj s100 0 100 1239 zqcanopy crowthcorporatio noncrlllbolsl 0 0010 0 1239 zqcanopy croiorrncor porationono 1138oj 510 0 0 100123,zocano py crowth+corporationono113 b 03510 0 0 100 123 9 zocanopy crownl cor porationono 113b 035 1000l.d oj. 23 9 zqcaiiio py crohtij cor iorationono 113b 03510 0 0 100 1239 zqcanopy crowth cor porat iononou•113boj s 1000:100123 9 zqcanopy crowni corporationonou u l139 03510 00 100 :123 9 zqcanopy crow1lt 7cor porationono113 9 03510 0 0 :10 0 :1 ll g zqcano pycrowilicor por.ationono .n113 9035 :100 0 100 1139 qcanopycrowthcorpoaationono llj 9 03510 00 1001:13 9 zqcanopj crohlli 7cor por fully paid and non-assessable common shares without par value inthe capital of canopy growth corporation transferable on the books of the corporation only upon surrender of this certificate properly endorsed. this certificate is not valid unless countersigned by the transfer agent and registrar of the corporation. in witness whereof the corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. security instructions on reverse voir les instructions de security au verso chief executive officer and chairman chief financial officer counters igned and registered computer har trust company na canton ma jersey city njand louisville ky transfer agent and registrar by authorised officer dated may 23 2018 or countersigned and registered computer share trust company of canada toronto transfer agent and registrar by authorised officer printed by data business forms specimen certs 13803510001001239zqcanopy growth corporationnono specimen certs 3803510001001239zqcanopy growth corporationnono specimen certs 13803510001001239zqcanopy growth corporationnono specimen certs 3803510001001239zqcanopy growth corporationnono specimen certs 13803510001001239zqcanopy growth corporationnono specimen certs 3803510001001239zqcanopy growth corporationnono specimen certs 13803510001001239zqcanopy growth corporationnono specimen certs 3803510001001239zqcanopy growth corporationnono specimen certs 13803510001001239zqcanopy growth corporationnono specimen certs 3803510001001239zqcanopy growth corporationnono specimen certs 13803510001001239zqcanopy growth corporationnono specimen certs 3803510001001239zqcanopy growth corporationnono specimen certs 13803510001001239zqcanopy growth corporationnonocsah0042sis8lwcqlorplbuococolcocooia

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	as tenants in common	(Name) CUST (Name) UNIF	(Name) as Custodian for (Name) under the
TEN ENT	as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JTTEN	as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

------ ---- ---- -- ------------------------------shares

representee' \' 1ficate and does hereby irrevocably constitute and appoint

:----:--:---the attorney

of the undv-7/a ' 'ransfer the said shares on the books of the Corporation with full power of substitution in the premises.

71/

DATED:_________________

______________________ Signature of Shareholder

______________________ Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS -INSTRUCTIONS DE SECURITE

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE DU FILIGRANE. POUR CE FAIRE, PLACER A LA LUMIERE.



EN_CCRP_V2_01